SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-5686
SERIES NO.: 9

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $   565
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $   490
              Class C                        $    90
              Class R                        $     3
              Institutional Class            $   520

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.1541
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1147
              Class C                        $000.1147
              Class R                        $000.1408
              Institutional Class            $000.1673

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                           3,771
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                           4,325
              Class C                             797
              Class R                              26
              Institutional Class               5,060

74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $   10.50
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $  10.50
              Class C                        $  10.50
              Class R                        $  10.49
              Institutional Class            $  10.50